                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM 8-K

                                   CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                   April 24, 2000

                                AMPHENOL CORPORATION
              (Exact name of Registrant as specified in its Charter)

           Delaware                    1 10879              22-2785165
   (State or other jurisdiction    (Commission File      (I.R.S. Employer
         of incorporation)             Number)          Identification No.)


        358 Hall Avenue                                        06492
     Wallingford, Connecticut                                (Zip Code)
       (Address principal
       executive offices)

Registrant's telephone number, including area code: (203) 265-8900

Item 5. Amended and Restated Certificate of Incorporation and Stock Split

     On April 24, 2000, the Registrant effected a 2-for-1 stock split of its Class A Common Stock for stockholders of record as of March 23, 2000. The additional shares were distributed on April 24, 2000 and settlement of trading in the shares at the post-split price began on April 26, 2000.

     In connection with the 2-for-1 stock split, the Registrant effected a consent solicitation of its stockholders of record as of March 23, 2000 for the adoption of an amendment to the Registrant's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 40,000,000 to 100,000,000.

     The amendment to the Registrant's Amended and Restated Certificate of Incorporation was approved on April 21, 2000 and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on April 24, 2000.

Item 7. Exhibits

3.1 Amended and Restated Certificate of Incorporation

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMPHENOL CORPORATION

Date: April 28, 2000                   By: /s/ Edward G. Jepsen
--------------------                   ------------------------
                                           Edward G. Jepsen
                                       Executive Vice President
                                       and Chief Financial Officer